UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2020

CEDAR FAIR, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio	44870-5259
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 626-0830

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Depositary Units (Representing Limited Partner Interests)	FUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2020, the Compensation Committee of the Board of Directors of Cedar Fair Management, Inc., the general partner of Cedar Fair, L.P. (“Cedar Fair” or the “Partnership”), approved incentive-based unit awards (the “Unit Awards”) under the 2016 Omnibus Incentive Plan to the Partnership’s executive officers, including the named executive officers, and cash incentive awards to other members of management (such cash incentive awards and Unit Awards, collectively the “Awards”). The Awards were made to directly align compensation opportunities with the interest of our unitholders and to retain and motivate participants to achieve new strategic goals designed to optimize performance in light of the unprecedented effects of the ongoing COVID-19 pandemic.

The number of units that may be earned under the Unit Awards will be determined by the Compensation Committee and will depend on the level of attainment of various performance objectives over a six-month period starting on the grant date (the “Measurement Period”). Units earned under the Unit Awards will be payable within thirty (30) days following the one-year anniversary of the end of the Measurement Period, and the Unit Awards require continuous employment through the payment date, except in the cases of death, disability or a change in control.

Units earned under the Unit Awards can range from 0%-125% of the target number of potential units and will depend on the level of achievement with respect to five categories of performance goals, each weighted equally at 20%. The goals include (1) managing liquidity levels while balancing appropriate investment in key initiatives; (2) protecting the health and safety of Cedar Fair’s associates and guests in light of COVID-19; (3) developing and obtaining board approval for the 2021 operating plan in light of COVID-19; (4) driving demand through business model innovations; and (5) building a strong foundation for business sustainability and governance by maintaining trust and confidence among key internal and external stakeholders. The level to which performance meets or exceeds expectations will be assessed against a four-point scale with amounts interpolated between levels, and achievement for each goal can range from 0% to 150%. A minimum liquidity target must be achieved to earn any Awards.

The target numbers of units for the named executive officers’ Unit Awards are as follows: Mr. Zimmerman (22,833 target units), Mr. Witherow (11,433 target units), Mr. Fisher (12,894 target units), Mr. Milkie (9,885 target units) and Ms. Semmelroth (8,639 target units). The form of Unit Award agreement is filed as an exhibit to this Current Report on Form 8-K, and the above summary is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit (10.1)	2016 Omnibus Incentive Plan Form of Other Unit Incentive Award Agreement

Exhibit (104)	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By: Cedar Fair Management, Inc., General Partner

Date: August 27, 2020	By:	/s/ Brian C. Witherow
Brian C. Witherow
Executive Vice President and
Chief Financial Officer